Exhibit 10.4

Brand Licensing Contract on ShareWow

3D Lifelike Figurines

Party A: Xiamen Suxiang Technology Co., Ltd.

Party B: Lam Bing’ang, YI SHU Limited Company

Date of Signing: January 5, 2024

Contract No.: SWDH202401050001

Party A (Licensor): Xiamen Suxiang Technology Co., Ltd.

Unified Social Credit Code (China): 91350200MA2XRE4H00

Legal Representative: Kuang Libin

Document Service Address: Room 309, Building B, Huijin Huli Building, Anling Road, Huli District, Xiamen

Mobile: 15859251612

Party B: YI SHU Limited Company

Party B (Licensee): Lin Bing’ang

ID Number: 11702664

Email Address: ken0910493640@gmail.com

Tel: +886 986862889

Whereas:

Party A, as the owner of the trademark “ShareWow” in Taiwan Province, China, is entitled to use and sublicense the trademark “ShareWow” to a third party;

Party A merchandises “ShareWow” chain 3D lifelike figurines using its trademark rights, proprietary technologies, management systems, and other business resources, and develops “ShareWow” 3D lifelike figurine business system based on the foregoing business resources and related management methods;

“ShareWow” 3D lifelike figurine business system has relevant standardized documents, special brand and trademark representations, and unified business model and operating procedures;

Party B agrees to open “ShareWow” 3D lifelike figurine stores in accordance with the Contract, “ShareWow” 3D lifelike figurine business model, management system, standard specifications, and “ShareWow” 3D lifelike figurine business system;

The Contract has been prepared in accordance with the Civil Code of the People’s Republic of China, related laws and regulations. Both Party A and Party B shall abide by the Contract.

Chapter I General Provisions

1.1 Definitions

1.1.1 Unless otherwise specified in the contract terms, the words and expressions herein shall have the following meanings:

“Business system” means the unified “ShareWow” business system, including but not limited to products, trademarks, service marks, store signs, copyright information and materials, unique external and internal design, decoration, ornaments, color configuration and layout, uniforms, advertising, promotion, training system, operation system, financial accounting system, information software system, commodity production or distribution, and other operations management systems. Such aspects may be improved, adjusted and optimized by Party A.

“The Contract” means the Brand Licensing Contract on ShareWow 3D Lifelike Figurines and its annexes. It shall include supplementary contracts that might be reached between Party A and Party B in respect of the Contract.

“Brand identity” or “ShareWow business system corporate identity system (CIS)” means a unified system composed of identifiers and their carriers related to the “ShareWow” 3D lifelike figurine business system, including but not limited to trademarks, authorization certificates, store signs, packaging materials, packaging methods, equipment, unique external and internal structural design (decoration, color configuration, layout), uniforms, advertisements, other promotional products, coupons, business cards, documents and letterheads.

“Stores” mean wholly-owned or controlled legal entities established by Party B under the “ShareWow” 3D lifelike figurine business system in accordance with the terms and conditions agreed hereunder, including but not limited to individual industrial and commercial households, sole proprietorship, limited companies or any other domestic and foreign economic organizations.

“Overseas stores” mean a kind of stores defined by Party A for standardizing the management in the “ShareWow” 3D lifelike figurine business system, namely the stores established in countries outside the People’s Republic of China (including Hong Kong, Macao and Taiwan).

“Sublicense” means that Party A grants the rights to use and operate the brand within the place of business to Party B, which further grants the right to use the brand to a sub-licensee within the place of business.

“Place of business” means the place where Party B opens a store approved by Party A in accordance with the contract terms. Such place of business includes the place where Party B changed as approved by Party A opens a store during the term of the Contract. Party A has full decision-making power for changing the place of business.

“Monthly turnover” means the monthly turnover of the stores, which shall be calculated based on the operating income of the stores in the current month. The stores must enter all business transactions into the software system. The calculation of turnover shall be based on the data displayed in the software system, and the amount of each business transaction shall not be displayed as 0. Party B must accept Party A’s supervision and audit from time to time.

“Trade secrets” mean all information, documents, materials, articles, software (including all materials contained in the software system), and any other business resources provided by Party A for Party B, including but not limited to advertising and marketing plans, customer lists, operating procedures, various manuals, forms, systems, various contracts and agreements.

“Secret keepers” mean the natural persons, legal entities or other economic organizations of different countries subject to confidentiality obligations according to the contract amount, including but not limited to Party B, its affiliates, branches and subsidiaries; investors, shareholders, partners or cooperators of such organizations; directors, supervisors, senior executives and employees of Party B; as well as spouses, immediate family members, collateral relatives within three generations and close relatives-in-law of such persons.

“Expiry date” means the date on which the Contract is rescinded, including scheduled and early rescission.

“Term” means the time period from the commencement date to the expiry date of the Contract, and the term may be terminated or renewed before its expiry according to the Contract.

“China” means the People’s Republic of China.

1.1.2 Unless otherwise agreed, the terms and annexes mentioned hereunder shall refer to the terms and annexes of the Contract.

1.1.3 The headings of the clauses hereunder are only for convenience of reading. They shall not be regarded as integral parts of the clauses, or considered when interpreting the contents of the Contract.

1.2 Brand Licensing

1.2.1 Party A owns the “ShareWow” 3D lifelike figurine business system. As agreed hereunder, Party A grants Party B the right to merchandise the “ShareWow” 3D lifelike figurines in Taiwan Province, China during the term of the Contract.

1.2.2 The merchandising right granted by Party A to Party B is exclusive, and the place of business is Taiwan Province, China. Party B has the right to set up “ShareWow” 3D lifelike figurine stores in Taiwan Province, China as agreed hereunder and at least 3 stores during the term of the Contract. If the specified number of stores is not set up, Party A shall have the right to terminate the Contract and cancel Party B’s exclusive use right in Taiwan Province, China. Should Party B authorize a third party to operate the stores, Party B shall file the authorization information, actual business entity, etc. with Party A.

1.2.3 Party B confirms that the success of the business hereunder depends on many objective factors, including market factors of the place of business, Party B’s operating capability and how to implement the business system. Therefore, Party B confirms that Party A has not made any commitment for and shall not be obliged to guarantee Party B’s operating result and profitability. Party B shall not terminate the Contract, refuse to pay brand licensing fees or other expenses hereunder, or claim damages on the grounds that the expected target is not achieved in terms of the operating result.

1.2.4 No employees of Party A shall make any commitments to Party B and the stores. Any commitments made shall be confirmed in writing with the official seal of Party A. Any written confirmations and oral commitments without the official seal of Party A will not be binding.

1.2.5 Brand licensing

Party A licenses Party B to use the following brand as agreed hereunder:

Name of the brand licensed for use: ShareWow.

(1) Party B only shall only enjoy the right to use the brand during the term of the Contract and within Taiwan Province, China. Party B is obliged to safeguard the goodwill and brand image of Party A’s trademark/brand when using them. If Party B commits any act that damages such goodwill and brand image, Party A shall have the right to terminate the Contract and cancel its use right, and pursue Party B’s legal liability for compensation.

(3) If Party B or its stores use Party A’s relevant trademark/brand beyond the term of the Contract, beyond the scope of use permitted by the Licensing Contract, or after the Contract is terminated before its expiry, such use shall constitute infringement, and Party A will pursue relevant legal responsibilities according to law.

(4) The stores or pop-up stores established by Party B may use the word “ShareWow” as their logo. However, the names of any enterprises that Party B participates and invests in subject to the industrial and commercial/government registration shall not use any words or patterns containing “ShareWow” or those similar or related to them, and no applications shall be filed for trade names with such words or patterns in any countries of the world. Otherwise, Party B shall be deemed to commit a breach, and shall pay Party A FIVE HUNDRED THOUSAND CHINESE YUAN ONLY as liquidated damages. Party A has the right to require Party B to change or cancel such trade names, terminate the Contract and withdraw the brand licensing.

(5) Except with the written consent of Party A, Party B, its affiliates, branches and subsidiaries, investors, shareholders, cooperators or partners of such organizations, directors, supervisors, senior executives and employees of Party B and its stores shall not use any words, graphics and graphic combinations identical or similar to those in Party A’s company name, trade name, trademark or logo without authorization when applying for trademark or company name registration on a worldwide basis. Otherwise, Party A has the right to unilaterally terminate the Contract and pursue Party B’s legal responsibilities.

1.3 Term

1.3.1The term of the Contract shall be 3 years from January 5, 2024 to January 4, 2027, provided that both parties may terminate the Contract before its expiry according to the corresponding terms of the Contract

1.3.2 If Party B wishes to renew the Contract after its expiry, it shall make a request to Party A in writing or by email at least three months before the expiry date of the Contract. If Party B does not violate any provision or commit any breach during the term of the Contract, under the same conditions, Party B shall be given the priority to renew the Contract and shall not unilaterally terminate the Contract without reason.

1.3.3 Party A has the right to decide whether to approve Party B’s application for contract renewal. If Party A and Party B agree to renew the Contract, both parties shall additionally enter into a Renewal Contract on ShareWow3D Lifelike Figurine Brand Licensing Contract. Both parties shall negotiate separately on issues such as fees and time limit. The new and old contracts shall be independent of each other.

1.4 Legal Status of Party B

1.4.1 Party B carries out activities in its own name as an independent legal entity and is responsible for its own profits and losses;

1.4.2 Party B and its stores are not Party A’s agents, trading representatives, contractors, employees or partners. Party B and its stores have no right to sign contracts in the name of Party A (or in the name of Party A’s affiliates) to procure Party A to bear any responsibility or obligation to a third party in any aspect.

1.4.3 Party B and the stores shall carry out their business activities in compliance with the local laws of the country where they are located. If any property or goodwill loss is caused to Party A due to the illegal operations of Party B and the stores, or the goodwill of the “ShareWow” 3D lifelike figurine business system is damaged, Party A shall have the right to unilaterally terminate the Contract, and seek compensation from Party B for the loss and damage.

1.5 Representations and Warranties

1.5.1 Party A represents and warrants to Party B as follows:

(1) Party A is a legal entity lawfully established and validly existing within the territory of China;

(2) Party A lawfully owns the business system and has the right to grant Party B the merchandising right hereunder;

(3) Party A is able to provide business guidance, technical support and training services for Party B;

(4) Party A has the right and ability to sign the Contract. Once signed, the Contract shall constitute a legally binding document for Party A.

(5) The obligations undertaken by Party A hereunder are legal and effective, and their performance will not conflict with other agreed obligations undertaken by Party A, or violate the laws and regulations of China, or other contracts to which it is a party or binding on it.

1.5.2 Party B and its stores represent and warrant to Party A as follows:

(1) Party B is able to obtain the use right during the term of the Contract.

(2) The business resources necessary for performing the Contract are available;

(3) Party B and its stores recognize that Party A shall provide business guidance, technical support and training counseling for it, and undertake to accept such business guidance, technical support and training counseling from Party A.

Chapter II Brand Licensing and Related Fees

2.1 Brand Licensing Fees

2.1.1 The brand licensing fees that Party B shall pay to Party A shall be TWENTY THOUSAND CHINESE YUAN (IN WORDS)/year per store. Party B has signed contracts with a total of 3 stores this time, and the brand licensing fees shall total SIXTY THOUSAND CHINESE YUAN (IN WORDS)/year.

2.1.2 The brand licensing fees shall be the lump-sum entrance fees paid by Party B to Party A to obtain Party A’s authorization to exercise its merchandising rights and business resources at the place of business, which reflects Party B’s recognition of Party A’s initial investment in the brand and technologies.

2.1.3 Party B shall not require Party A to refund the brand licensing fees in whole or in part with any reasons, including but not limited to early rescission of the Contract.

2.2 Software Royalties

2.2.1 The software system used by Party B’s stores was developed by Party A with a huge amount of money. Party B shall pay THIRTY THOUSAND CHINESE YUAN (IN WORDS)/year per store to Party A as fees for software use and maintenance. This time, Party B has signed contracts with 3 stores, and the total software royalties shall be NINETY THOUSAND CHINESE YUAN (in words)/year.

2.2.2 The software royalties are the fees that Party B shall pay for using Party A’s CRM, ERP and 3D photographing control programs. The details are as follows:

Name	Unit price	Quantity	Subtotal
3D photographing control program	RMB 10,000/year/store	1	RMB 30,000/year/store
CRM function module	RMB 10,000/year/store	1
ERP function module	RMB 10,000/year/store	1
Sub-administrator account	RMB 600/account/store	1
Employee account	RMB 200/account/store	2
Remarks	The hardware of the 3D photo booth shall be purchased and billed separately. Additional sub-administrator and employee accounts may be purchased separately if required.

2.2.3 Party B shall not require Party A to refund the technical software service fees in whole or in part with any reason, including but not limited to the early rescission of the Contract.

2.3 Reserve Fund for Production Costs

2.3.1 Party B shall pay THIRTY THOUSAND CHINESE YUAN (in words) per store to Party A as reserve fund for production costs, to offset the production costs. This time, Party B has signed contracts with 3 stores, and the reserve fund for production costs totals NINETY THOUSAND CHINESE YUAN (in words).

Cloud storage costs	Costs of storing customer photos and models on a cloud server
Cloud computational power costs	Costs of computational power consumed at cloud GPU clusters by online modeling
HQ mold repair costs	Costs incurred by model modification/fix after model generation
3D printing costs	Costs incurred by a 3D printing factory in printing models
Packaging costs	Cost of boxes of 3D figurines
Logistics and express delivery costs	Costs incurred for shipping 3D figurines (free shipping within Mainland China
Purchase costs of materials for store operation/sales	Purchase costs of store sales materials (glass covers, physical landscapes, etc.) Purchase costs of store operation materials (figurine samples regularly launched by the HQ, etc.)

Remarks:

1. Production costs are the fees paid by Party A to the supply chain system, and the main production costs have been listed in this table, in which the items will change with the optimization and iteration of technologies;

2. Production costs will change due to the impacts of raw materials and market factors.

2.3.2 The reserve fund for production costs is pre-deposited. Party A shall make deductions from the reserve fund for production costs based on the actual production costs of Party B. When the reserve fund for production costs is insufficient, Party B shall promptly pre-deposit money in the reserve fund after receiving Party A’s notice (or system notice). When Party B’s reserve fund for production costs is used up, Party A will stop producing Party B’s business orders.

2.3.3 After the termination or rescission of the Contract, Party A and Party B shall settle the claims and debts. Any outstanding production costs payable by Party B may directly be deducted from the reserve fund for production costs, and both parties shall sign the settlement document.

2.3.4 After the Contract is terminated or rescinded, Party B shall apply to Party A for the refund of the reserve fund for production costs with ID card/passport/green card, balance sheet of the reserve fund for production costs, and the settlement document signed by both parties. After Party B settles Party A’s costs, liquidated damages, balance of the customer value card and all other payments, and strictly fulfills the corresponding obligations after the Contract is rescinded or terminated, Party A shall refund the balance of the reserve fund for production costs to Party B within 3 weeks without interest.

2.3.5 If the reserve fund for production costs is insufficient to pay the arrears, Party A shall have the right to require further payment from Party B.

2.4 Other Agreed Fees:

If Party B opens additional stores in the later period, Party B will pay additional fees according to the number of additional stores, and based on relevant standards for the brand licensing fees, software service fees and reserve fund for production costs.

The commencement date for using all brands and software shall be the arrival date of equipment.

2.5 Payment Time and Payment Method

2.5.1The aforementioned brand licensing fees, software royalties, reserve fund for production costs, and the sums involved in Annex 1 ShareWow Product Order Contract totaling EIGHT HUNDRED AND SEVENTY SIX THOUSAND CHINESE YUAN ONLY (IN WORDS), shall be collected by Party A.

2.5.2 Party A’s designated payment account (foreign exchange account):

Beneficiary Customer:

Xiamen Suxiang Technology Co. Ltd.

ADD: Room 309-1, No. 966 Anling Road, Huli District, Xiamen

A/C NO: 4100200119100146112

Account with Institution: INDUSTRIAL AND COMMERCIAL BANK OF CHINA XIAMEN CITY BRANCH

ADD: NO.17 RD. NORTH HUBIN, XIAMEN

2.5.3 Fee payment time

(1) Within 7 calendar days from the date of signing the Contract, Party B shall make the initial payment of the sums involved under the Contract and Annex 1 ShareWow Product Order Contract equal to THREE HUNDRED AND NINETY TWO THOUSAND CHINESE YUAN ONLY (IN WORDS) to Party A by transfer.

(2) Within 6 calendar months after receiving the equipment, Party B shall make the interim payment of the sums involved under the Contract and Annex 1 ShareWow Product Order Contract equal to ONE HUNDRED AND NINETY TWO THOUSAND CHINESE YUAN ONLY (IN WORDS) to Party A by transfer.

(3) Within one year after receiving the equipment, Party B shall make the balance payment of the sums involved under the Contract and Annex 1 ShareWow Product Order Contract equal to TWO HUNDRED AND NINETY TWO THOUSAND CHINESE YUAN ONLY (IN WORDS) to Party A by transfer.

2.5.4 Actions for failed or untimely payments

(1) If Party B fails to make the initial payment of the sums involved under the Contract and Annex 1 ShareWow Product Order Contract equal to THREE HUNDRED AND NINETY TWO THOUSAND CHINESE YUAN ONLY (IN WORDS) to Party A within 7 calendar days from the date of signing the Contract, Party A shall have the right to rescind the Contract before its expiry, and Party B shall pay FIFTY THOUSAND CHINESE YUAN ONLY (IN WORDS) as liquidated damages, and indemnify for the corresponding losses;

(2) If Party B fails to pay the sums involved under the Contract and Annex 1 ShareWow Product Order Contract equal to ONE HUNDRED AND NINETY TWO THOUSAND CHINESE YUAN ONLY (IN WORDS) to Party A within 6 calendar months after receiving the equipment, Party A shall have the right to rescind the Contract before its expiry, change the number of “ShareWow” 3D lifelike figurine stores that Party B has been authorized hereunder to set up in Taiwan Province, China from 3 to 1, and cancel the “exclusive authorization” granted to Party B in Taiwan, which means that in Taiwan, Party A may authorize a third party to use the brand or run the stores during the term of the Contract, or use the brand or stores by itself, and a refund of RMB 50,000 will be made to recharge the reserve fund.

(3) If Party B fails to make the balance payment of the sums involved under the Contract and Annex 1 ShareWow Product Order Contract equal to TWO HUNDRED AND NINETY TWO THOUSAND CHINESE YUAN ONLY (IN WORDS) to Party A within one year after receiving the equipment, Party A shall have the right to rescind the Contract before its expiry, change the number of “ShareWow” 3D lifelike figurine stores that Party B has been authorized hereunder to set up in Taiwan Province, China from 3 to 2, and cancel the “exclusive authorization” granted to Party B in Taiwan, China, which means that in Taiwan, Party A may authorize a third party to use the brand or run the stores during the term of the Contract, or use the brand or stores by itself.

2.5.6 The production costs shall be deducted from the reserve fund for production costs in real time. When the reserve fund for production costs is insufficient, Party B shall deposit money in the reserve fund for production costs within 3 days after receiving a payment notice from Party A to ensure that the reserve fund for production costs maintains the agreed amount.

2.5.7 If Party B delays the payment of the reserve fund for production costs, as a result of which, normal production cannot proceed, all consequences and losses caused therefrom shall be borne by Party B.

2.5.8 After receiving any of such payments from Party B, Party A shall issue a receipt voucher.

2.6 Remarks

Such fees exclude consumables and other unlisted fees, which shall be agreed additionally.

Chapter III Store Operations

3.1 Store Operations

3.1.1 Party B undertakes to strictly abide by and implement general specifications such as service standards, operating procedures, sales procedures and operation standards formulated by Party A in the course of operations. Such specifications might be stipulated in the Contract, various documents and manuals formulated by Party A and confirmed by Party B, or reflected in various specifications and requirements informed by Party A in the process of providing training and guidance.

3.1.2 Party A may modify and improve the relevant service standards, operating procedures, sales procedures, operation standards and other specifications from time to time, and provide them to Party B for the store operations and the development of the “ShareWow” 3D lifelike figurine business system. Party B undertakes to strictly implement the updated specifications.

3.1.3 Party B undertakes to properly keep all kinds of documents, manuals and management regulations provided by Party A (regardless of the new or old versions).

3.1.4 Party B shall hang and post uniform advertisements, signboards, Kanban, and other signs in the stores in accordance with Party A’s instructions and rules.

3.1.5 If Party A’s requirements are contrary to overseas policies, systems, custom, etc., which will affect the operations of Party B’s stores, Party B shall discuss with Party A and provide reasonable solutions, among which, overseas policies, systems, and custom are preferred.

3.1.6 If Party B violates any obligations under this article and fails to make improvements within 10 days after receiving the relevant improvement notice from Party A, Party A shall have the right to terminate the Contract at any time and require Party B to pay FIFTY THOUSAND CHINESE YUAN ONLY (IN WORDS) to Party B as liquidated damages.

3.1.7 If Party B needs Party A to appoint managerial personnel to guide business management of its stores, a Management Optimization Agreement shall be signed separately.

3.2 Code of Conduct and Accountability

3.2.1 Code of conduct

Party B understands and undertakes that during the daily operation and promotion of Party B’s stores, Party B shall abide by the relevant laws and regulations of China and the country where Party B is located, and shall not act against the laws and regulations as follows:

(1) Party B shall not use the related functional services of software and hardware provided by Party A to endanger the security of China and the country where Party B is located, undermine political stability, divulge secrets of China and the country where Party B is located, infringe upon national, social and collective interests of China and the country where Party B is located, or legitimate interests of a third party, engage in illegal and criminal activities, build communication groups for committing frauds, imparting how to commit crimes, manufacturing or selling prohibited and controlled items, or publish information related to committing frauds, manufacturing or selling the prohibited and controlled items through the Internet;

(2) Party B shall not photograph, produce, publish, copy, consult, disseminate, store or link the information: opposing fundamental principles established by the Constitution of the People’s Republic of China; endangering the security of China and the country where Party B is located, divulging secrets of China and the country where Party B is located, subverting the political power of China and the country where Party B is located, inciting dividing China and the country where Party B is located, undermining the unity of China and the country where Party B is located; damaging the honor and interests of China and the country where Party B is located; inciting ethnic hatred and discrimination and undermining ethnic unity; undermining religious policies of China and the country where Party B is located; inciting illegal assembly, association, travel, demonstration or gathering of people to disturb social order; fabricating or spreading rumors, infringing upon others’ rights, disrupting economic and social order and undermining social stability; spreading obscenity, pornography, gambling, violence, murder, terror or instigate crimes; insulting or slandering others and infringing upon others’ legitimate interests; promoting terrorism and extremism; violating the custom and practice of the country where Party B is located; containing other contents prohibited by the laws and administrative regulations of Mainland China and the region where Party B is located;

(3) Party B shall not embark on the following activities that endanger the security of computer information network: cracking, destroying, deleting, modifying or adding network services and related software and hardware facilities; deleting, modifying or adding the data and application programs stored or transmitted in the computer information network; using software or hardware to steal other people’s passwords and illegally invade others’ computer systems; deliberately creating and spreading destructive programs such as computer viruses; other activities that endanger the security of a computer information network;

(4) Party B shall not copy or use unpublished and unauthorized files on the network without authorization. Unless with the express consent of the owners of relevant portrait rights or copyrights, Party B shall not crack, disseminate, download or copy photos or 3D model files where the portrait rights or copyrights are enjoyed by third parties in the network without authorization, or carry out any other activities that infringe upon others’ intellectual property;

(5) Party B shall not make brand “ShareWow” get involved in political and public events due to its use of Party A’s related brand, software and hardware;

(6) Without the prior written permission of Party A, Party B shall not independently, or authorize or support any third party to illegally scrap any content of Party A’s related systems (“illegal scraping” means the use of procedures not approved by Party A or abnormal browsing and other technical means for obtaining content data).

3.2.2 Accountability

(1) If Party B and its stores commit one or more of the foregoing acts in the process of using “ShareWow” brand license, software and hardware functions provided by Party A, they shall bear legal responsibilities for their own acts. The forms of such legal responsibilities include but are not limited to: compensation for the victims, and Party B’s immediate equal compensation for Party A after Party A bears the administrative penalties or tort damages resulting from Party B’s acts. In addition, Party A has the right to make independent judgment and immediately suspend or terminate the Contract with Party B according to the specific violations of laws and regulations.

(2) Party B is aware and understands that if Party A discovers the aforementioned illegal acts of Party B, according to the relevant laws and regulations of China or the country where Party B is located, Party A shall have the right or obligation to immediately terminate the Contract with Party B, delete or block the relevant illegal information, investigate and collect evidences as appropriate, keep relevant records, or report to the relevant authorities of China and the country where Party B is located. Besides, Party A has the right to delete and block any data containing such contents at its sole discretion. Party A will record and preserve the data deleted and blocked according to the relevant laws and regulations of China.

(3) Party B confirms and agrees that Party B will bear full responsibility for intellectual property problems caused by any contents independently created, publicized, promoted and published by Party B. If Party B and its affiliates, or other service providers authorized by Party B incur losses due to the protection of third party intellectual property, Party B will compensate in equal amounts.

Chapter IV Technical Support and Business Guidance

4.1 In view of Party A’s regional management plan for the development of the “ShareWow” chain business, during the term of the Contract, Party A will provide Party B with the necessary store opening guidance and post-opening store operation guidance, technical support, personnel training supervision and management online and remotely from time to time.

4.2 Party B recognizes Party A’s technical support and business guidance. Party B undertakes to accept and fully cooperate with Party A’s support and guidance.

4.3 Party A provides technical support and business guidance for Party B, involving the selection of store location, opening preparation, resource allocation, equipment installation and use, equipment management and maintenance, software, system installation, settings and use, etc. For details, refer to the related contents of the annexes hereto and the equipment contract.

4.4 Party A will provide operations management, technical support and other documents for Party B after the Contract comes into effect, to guide Party B to perform the “ShareWow” 3D lifelike figurine services. These relevant documents are the core business resources of the “ShareWow” 3D lifelike figurine business system, which will guide Party B in many aspects, including businesses, operations, sales, equipment, and human resources.

Chapter 5 Supervision and Inspection

5.1 Party A has the right to guide and inspect Party B’s stores and audit related operating conditions through remote videos and other means from time to time. Party B undertakes that the stores will not reject remote inspections of relevant machinery, equipment and computer data by Party A’s personnel.

5.2 Party B undertakes to submit relevant financial documents or information to Party A, and accept Party A’s financial inspections of the stores at any time.

5.3 Party A has the right to request Party B to provide the stores’ balance sheets, profit and loss statements, cash flow statements, and other accounting statements required by Party A at any time. Party B undertakes to properly keep such financial materials during the term of the Contract and within two years after the termination of the Contract.

5.4 Party B undertakes that if there are record requirements for some operation and management work of the stores in the unified specifications such as service standards, operating procedures, sales procedures and operation standards formulated by Party A, the stores will comply with them, keep these work records complete and accurate, and accept Party A’s inspections at any time.

5.5 Party A has the right to hire experts, including but not limited to appraisers, auditors and lawyers, to copy and review the transaction records, financial materials, tax records, work records, contracts, Articles of Association, and other documents of Party B and its stores. Party B undertakes that the stores will fully cooperate with the aforementioned experts’ copying and review work.

5.6 After inspection, Party A may prepare a report for Party B’s reference, and Party B is obliged to study and improve the report.

5.7 If Party A finds that Party B or the stores have violated the Contract after inspection, it may issue a written improvement notice (or notice of breach) to Party B or the store and investigate Party B’s liability for breach notice according to the terms of the Contract on liability for breach.

5.8 If Party B fails to cooperate or interferes with Party A’s inspection work in violation of the provisions in this chapter, or refuses to provide materials or provides false materials and information during Party A’s inspection, Party A may issue a written improvement notice (or breach notice) to Party B or the stores, and has the right to pay FIVE THOUSAND CHINESE YUAN (IN WORDS)/time to Party B as fine.

5.9 Party B or its stores shall sign for the written improvement notice (or breach notice) when receiving it. If Party A delivers the written improvement notice (or breach notice) in person, the recipient shall be Party B. If Party A delivers the written improvement notice (or breach notice) to the places of business of Party B’s stores by EMS/express delivery, the written improvement notice (or breach notice) shall be deemed to have been delivered to Party B and the stores twenty days after the date of mailing (subject to the postmark sent), regardless of whether Party B or the store employee signs for the notice.

Chapter VI Technical Software and Hardware Service Support

6.1 Party A shall provide technical software services for Party B within the agreed technical service period to ensure that the 3D shooting hardware (3D photo booth) may operate normally through Party A’s software. Party A will inform Party B of paying the renewal fees before the technical software services expire, and Party B shall pay the renewal fees in time to avoid the shutdown of 3D shooting hardware;

6.2 Party A is obliged to provide instructional guidance and repair for the installation, use and maintenance of the equipment, software and technologies provided to ensure Party B’s normal operation and use.

6.3 In the process of using Party A’s related software system, Party B might need to download specific software. In order to improve user experience, repair vulnerabilities, ensure security, etc., Party A has the right to update the software. During the update, the 3D photo booth may be used normally, but it may encounter fluctuations. If the system fluctuations affect the normal use, Party A will stabilize the system within 72 hours after Party B feeds back the problems on the premise of ensuring network accessibility and availability, to ensure Party B’s normal use. On the premise that network accessibility and availability are guaranteed, if Party B cannot normally use the 3D photo booth and supporting software systems because the problems with Party A’s software system cannot be solved for more than 72 hours, Party B shall have the right to claim corresponding compensation from Party A.

6.4 In case of any hardware failure in the 3D photo booth, Party A shall respond within 24 hours, and Party B shall dispatch an electrician who knows Chinese to conduct joint debugging with Party A’s engineer, so that the equipment may resume operation as soon as possible. If the electronic components need to be replaced, and the corresponding components cannot be purchased locally, Party A shall deliver the corresponding components to Party B for replacement in time.

6.5 Unless with Party A’s written permission, Party B shall not engage in any of the following when using the software and hardware:

(1) Delete, edit or block the logo or mark information of the copyright, trademark or other rights in the software and the copies thereof;

(2) Copy, release, sell or lend the software or any parts;

(3) Reverse engineer, reverse assemble, reverse compile the software and hardware or otherwise try to mine and extract the source codes of the software;

(4) Any other acts for adding, deleting or changing software and data generated by the software, including making, using and authorizing various third-party plug-ins and systems to commit the foregoing acts.

Chapter VII Production Delivery and Service Quality Standards

7.1 Within fifteen days after Party B’s acquisition of customer images and submission of them for modeling, Party A shall complete the modeling, mold repair, figurine printing, quality inspection and delivery of the corresponding customer data.

7.2 After receiving the figurines from Party A, Party B shall dispatch special personnel to inspect the figurines. If any damaged parts are found during the inspection, Party A shall be informed in time, and the damaged parts shall be returned to Party A regularly. Party A shall remake such parts and deliver them after receiving the damage notice from Party B.

7.3 To ensure the service quality of the “ShareWow” 3D lifelike figurine business system, the following measures taken by Party A shall be owned by Party A’s service quality management system:

7.3.1 Develop service standards and service processes

Party A shall prepare various documents or manuals with respect to various service standards and service processes for 3D lifelike figurines, and provide them for use and execution by Party B and its stores, to ensure the uniformity of the service standards and quality of the “ShareWow” 3D lifelike figurine business system.

7.3.2 Provide technical support and business guidance

Party A shall continuously provide marketing, service or technical support necessary for Party B to carry out the business operations, and necessary business guidance for Party B to improve Party B’s business capabilities and management.

7.3.3 Training

Party A shall carry out different types of training for Party B and its employees, so that Party B may quickly copy Party A’s model and experience and master professional skills for independent operations.

7.3.4 Supervision and inspection

Party A has the right to supervise and inspect the performance, operation, financial affairs, implementation of various documents and manuals for the “ShareWow” 3D lifelike figurine business system of Party B and its stores in accordance with the provisions of the Contract, and has the authority to guide Party B and its stores, issue reports or written improvement notices (or breach notices) based on the inspection results.

7.4 Party B undertakes to strictly abide by the above service quality management system to ensure and maintain the unified service quality standards of the “Share Wow” 3D lifelike figurine business system. Otherwise, Party B shall bear the corresponding liability for breach in accordance with the Contract.

Chapter VIII Protection of Consumer Rights and Interests

8.1 Party B’s stores shall strictly abide by the business operation specifications formulated by Party A, strictly implement the uniformly formulated service and quality assurance commitments, and provide consumers with professional and efficient high-quality services.

8.2 If Party B’s stores receive consumer complaints due to their failure to implement the business operation specifications or other dereliction of duty, and Party A verifies that the consumer complaints are true, Party A shall have the right to issue a written improvement notice (or breach notice) and require the stores to bear the liability for breach and complete the rectification within a time limit.

8.3 Party B’s stores shall treat the consumer complaints, opinions and suggestions correctly, sincerely and diligently. If the consumer rights and interests are damaged, the stores shall apologize to the consumers and take timely remedial measures, without raising any objections.

8.4 When providing services for the consumers, Party B’s stores shall provide true information and shall not organize misleading false propaganda.

8.5 If any consumers suffer personal or property damages due to accepting the products and/or services from Party B’s stores, Party B shall pay the compensations in advance. If the damages are proved to be caused by Party A, Party B shall have the right to claim compensations from Party A.

8.6 The portrait rights in pictures, films, photos and videos with consumer portraits taken by the consumers in Party B’s stores, as well as digital files of the 3D model and 3D physical figurines shall be owned by the consumers. Party B and its stores shall not use them for any commercial purposes (including but not limited to the rights to reproduce, distribute, lease, exhibit, perform, screen, broadcast, disseminate via an information network, film, adapt, translate and compile, and other transferable rights that shall be enjoyed by the owners of portrait rights) or independently sublicense them to a third party without the consumers’ written authorization. Party B shall bear the legal responsibilities caused by Party B and its stores for infringing the consumers’ portrait rights. If Party A’s brand suffers losses as a result, Party A shall have the right to claim compensation from Party B.

Chapter IX Dispute Report

9.1 If Party B and its stores have any dispute with a third party in the course of their operations, Party B shall submit a written report to Party A on the next working day after the dispute to inform Party A of the relevant situation. Before submitting the written report, Party B shall be obliged to take effective measures to prevent the losses caused by the dispute from expanding.

9.2 If Party B and its stores discover that a third party infringes upon Party A’s rights or commits any infringement that damages the “ShareWow” 3D lifelike figurine business system during the operation process, Party B shall submit a written report to Party A on the next working day after the infringement to inform Party A of the relevant situation. Before submitting the written report, Party B is obliged to take effective measures to prevent the expansion of losses caused by the infringement.

9.3 Party A has the right to require Party B to take one or more of the following effective measures according to the written report submitted by Party B:

(1) Negotiate with the related parties;

(2) Report the situation or lodge complaints to the competent government authorities;

(3) File a lawsuit or arbitration application with a competent court or arbitration institution (or similar institution);

(4) Other measures instructed by Party A.

9.4 If Party B fails to perform its obligations under this article, Party A shall have the right to terminate the Contract and investigate Party A’s liability for breach.

Chapter X Protection of Trade Secrets and Prohibition of Commercial Bribery

10.1 Protection of Trade Secrets

10.1.1 Party B shall take appropriate measures to keep the trade secrets confidential. Without Party A’s prior written consent, no one shall reproduce, record or otherwise divulge the trade secrets obtained from Party A. Party B undertakes to take necessary preventive measures, establish a trade secret protection system, and enter into the confidentiality agreements with the secret keepers.

10.1.2 Party B shall not disclose or divulge the trade secrets obtained from Party A to any third party, except as required by the laws or relevant departments.

10.1.3 Party B and other secret keepers shall warrant that during the term of the Contract, they shall not disclose or divulge the trade secrets obtained from Party A to third parties or allow third parties to use them.

10.1.5 Any reference to the divulgence of Party A’s trade secrets hereunder includes divulgence to other employees of Party B or its stores who have nothing to do with their business operations or the performance of the Contract.

10.1.6 Party A’s trade secrets include but are not limited to:

(1) All documents and manuals provided by Party A for Party B and its stores, including proprietary technologies, management systems, process specifications, various contracts, raw material specifications and acceptance standards;

(2) All contents of the operation manuals in all versions provided by Party A for Party B’s stores; (3) All materials contained in the software systems of the stores.

(4) Any oral or written agreements, promotion plans, new product plans, product costs, etc. between both parties.

10.1.7 Unless otherwise agreed hereunder, Party A shall be obliged to keep Party B’s business data and customer information confidential. Except for the members directly providing modeling, model repair, software maintenance and other related services for Party B, other personnel of Party A shall not access such information and materials, but the following circumstances are not subject to this restriction:

(1) The information and materials have become generally available to the public at the time of disclosure;

(2) The information and materials have been disclosed not because of Party A’s fault and have become generally available to the public;

(3) With the consent of Party B;

(4) Party A is obliged or entitled to disclose the information as stipulated under the laws and regulations, and lawfully required by judicial or administrative authorities.

10.2 Prohibition of Commercial Bribery

10.2.1 Any reference to commercial bribery herein means any party or its shareholders, directors, supervisors, employees, spouses, immediate family members, collateral relatives within three generations and close in-laws of such persons or any authorized third party directly or indirectly provide money, physical goods or services to induce or attempt to induce the shareholders, directors, supervisors, employees or agents of the other party to abuse their powers to seek abnormal benefits for them.

10.2.2 If either party commits commercial bribery, the other party shall have the right to require returning improper benefits and paying TWO HUNDRED THOUSAND CHINESE YUAN ONLY (IN WORDS) as punitive damages. Meanwhile, the other party may terminate the Contract according to the actual situation.

Chapter 11 Contract Rescission and Termination

11.1 Any provisions on the contract rescission in other terms of the Contract shall be obeyed, and if not agreed, the following provisions shall prevail.

11.2 Within three days after signing the Contract, Party B may unilaterally terminate the Contract by issuing a written notice, and the brand licensing fees collected by Party A according to the Contract shall be refunded. The losses incurred by Party A due to Party B’s exercising of the right of unilateral rescission, including but not limited to the security deposit, interests and travel expenses of equipment and hardware raw materials, shall be borne by Party B.

11.3 If Party B exercises such right of rescission, the actual expenses incurred by Party A in providing preliminary services for Party B, including but not limited to the travel expenses and necessary labor costs of Party A, shall be borne by Party B. If Party B suffers economic losses due to Party A’s exercising of the right of unilateral termination, Party A shall make appropriate compensation.

11.4 Party B’s right of unilateral rescission mentioned in Article 11.2 hereof may only be exercised within three days after the signing of the Contract, and the right of rescission will automatically expire after the expiry of the three-day period.

11.5 If Party B and its stores commit any of the following acts, Party A shall have the right to notify them of correction by issuing a written improvement notice (or breach notice) or other written means, and Party B shall make corrections within 10 days after receiving the notice. If the correction is not made within the time limit, Party A shall have the right to notify Party B in writing of unilaterally rescinding the Contract and investigating Party B’s liability for breach and all losses caused to Party A. The decision to rescind the Contract will take effect when the notice is received by Party B:

(1) Party B falsely reports the turnover or violates relevant regulations on turnover, increases costs, falsely lists expenses, etc.;

(2) Fail to use the products of the designated corporate identity system (CIS) according to the rules of Party A;

(3) Demolish and move the 3D photo booth without the consent of Party A;

(4) False accounting records hinder Party A’s inventory, financial supervision or audit;

(5) Refuse Party A’s inspection work and fail to perform the advice and guidance put forward by Party A to improve the store business;

(6) Pay the brand licensing fees, software royalties, reserve fund for production costs, etc. in arrears;

(7) Violate the obligations of Party B under the Contract or its annexes or operations management and other relevant manuals, and commit other acts that damage Party A’s image, goodwill and interests;

(8) The stores are not opened eighteen months after the Contract comes into effect;

(9) Refuse to cooperate with the update of Party A’s unified machinery and equipment maintenance services, causing material damage and loss to the 3D photo booth intentionally or negligently;

(10) Refuse Party A’s access to the corresponding operations management materials;

(11) Other breaches.

11.6 When any of the following circumstances occur to Party B and its stores, Party A shall have the right to immediately rescind the Contract and investigate Party B’s liability for breach and all losses caused thereby to Party A:

(1) When Party B cooperates as a natural person or sole proprietorship, the legal representative of the natural person or sole proprietorship is investigated for criminal responsibilities or declared to be a person with limited capacity or without capacity for civil conduct;

(2) As a result of the merger between Party B and a third party, change in shareholder composition, asset restructuring and other relevant circumstances, the economic trust relationship between Party A and Party B break down;

(3) The stores or their fixed assets are temporarily sealed up or subject to penalties on delinquent taxes;

(4) Party B’s operating conditions deteriorate, or Party B becomes insolvent, files for bankruptcy or goes into bankruptcy liquidation procedures, or is declared bankrupt or dissolved by the court;

(5) The main property of the stores or Party B is enforced by the court;

(6) Party B’s main property or store assets are used to repay debts to creditors;

(7) Without the written consent of Party A, provide guarantees with the right to use the brand, store ownership and store management right;

(8) Set up stores in any other places outside the authorized areas without the written consent of Party A;

(9) The store operations are discontinued according to law;

(10) Party B divulges Party A’s trade secrets to any third party;

(11) Party B enters into a contract with a third party in the name of Party A’s agent or representative to engage in legal activities without authorization, or commits any act that damages Party A’s interests;

(12) Business activities that violate the relevant laws and regulations are found, resulting in business troubles and reputation loss of Party A;

(13) Modify store operation software (technologies, manuals, etc.) without authorization, or move store operation software or hardware (equipment, signboards, etc.) to other places for use or pass them on to irrelevant third-party users beyond the scope of store operations;

(14) The stores lose the ownership or use rights;

(15) Party B or its stores damage the reputation and goodwill of Party A and its affiliates or other partners, and hinder the business operations of Party A and its affiliates or other partners;

(16) The legal qualification certificate, credit certificate and other materials related to its operating capacity provided by Party B when applying for the management right are found to be false at any time;

(17) Party B’s stores have been warned by Party A for five cumulative times or warned in writing for their operation against the Contract.

11.7 One party’s unilateral rescission of the Contract shall not prejudice its right to claim further damages.

11.8 Termination of the Contract

(1) If the term of the Contract expires and both parties fail to reach a written agreement on the extension of the Contract, the Contract will automatically be terminated on the date of expiry.

(2) The Contract may be terminated by Party A and Party B upon negotiation before its expiry.

(3) If one party becomes disqualified for being a party of the Contract or other termination circumstances stipulated by the laws occur, the Contract will automatically be terminated.

Chapter 12 Rights and Obligations after Contract Rescission or Termination

12.1 After the rescission or termination of the Contract, all rights granted by Party A to Party B shall be fully withdrawn. Party B and the stores shall immediately stop using the trademark, brand, logos and any other sign related to the business system. Party B shall not directly or indirectly indicate to the public that it is a current or former member of the “ShareWow” 3D lifetime figurine business system or has any relationship with the “ShareWow” 3D lifelike figurine business system and Party A, including but not limited to cooperation, licensing, agency, investment, affiliation and reciprocal shareholding.

12.2 After the rescission or termination of the Contract, Party A has the right to examine the stores, and Party B and its stores are obliged to cooperate with Party A and its designated personnel to perform the examination work until Party A notifies Party B in writing of discontinuing the examination work.

12.3 Party B is obliged to fully pay Party A the sums payable hereunder within 15 days after the date of rescission or termination of the Contract, including but not limited to brand licensing fees, design fees, software royalties, liquidated damages, compensations, travel expenses of counseling and support personnel, examination fees, and payment for goods.

12.4 If the Contract is rescinded or terminated, Party B shall return all items provided by Party A for the performance of the Contract within 45 days from the date on which the Contract is rescinded or terminated, including but not limited to the logo, promotional items, stationery, forms, instructions, designs, records, materials, packaging materials, containers, uniforms, all manuals, visual CDs, teaching materials, other documents, their copies, photocopies or reproductions.

12.5 Within 30 days from the date on which the Contract is rescinded or terminated, Party B and/or the stores shall remove all logos related to the “ShareWow” 3D lifelike figurine business system from the interior and exterior decoration, furniture, shopping receipts, samples, models, arrangements, drawings and other items in their places of business. If Party B fails to remove the logos within the time limit, Party A shall have the right to remove them by itself or entrust a third party for the removal, and the expenses incurred thereby shall be borne by Party B.

12.6 After the rescission or termination of the Contract, Party B shall not commit the following acts:

(1) Use logos similar to the trademark, brand and logo hereunder to confuse the public;

(2) Although the use of the logos similar to the trademark, brand and logo hereunder does not confuse the public, it downplays the logo;

(3) Violate other provisions hereunder regarding the rescission or termination of the Contract.

12.7 The rights and obligations after the rescission or termination of the Contract under this chapter shall apply to all cases of rescission or termination, regardless of the reason for such rescission or termination.

Chapter XIII Liability for Breach

13.1 Any provisions on the liability for breach in other terms of the Contract shall prevail. If not agreed, the following provisions shall be implemented.

13.2 If Party A fails to perform or fully perform any obligations hereunder, Party B shall have the right to notify Party A in writing of making corrections, and Party A shall make corrections within 10 days after receiving the notice. If Party A fails to make the corrections within the time limit, Party B shall have the right to choose to exercise the following rights individually or together:

(1) Claim compensation for the economic losses arising from Party A’s breach;

(2) Rescind the Contract as agreed hereunder.

13.3 If Party B and/or the stores fail to perform or fully perform any obligations hereunder, Party A shall the right to notify Party B in writing of making corrections, and Party B shall make the corrections within 10 days after receiving the notice. If the corrections are not made within the time limit, Party A shall have the right to choose to exercise the following rights individually or together:

(1) Claim compensation for the economic losses resulting from Party B’s breach;

(2) Rescind the Contract as agreed hereunder.

13.4 In case of Party B’s general breach, Party A shall have the right to issue a corresponding penalty notice to Party B, and the amount of each penalty notice shall not be less than FIVE THOUSAND CHINESE YUAN ONLY (IN WORDS). Party B shall pay the penalty within 7 working days after receiving the written notice from Party A. If Party B fails to pay the penalty on time, Party A shall have the right to terminate the Contract. In case of Party B’s gross breach, Party A shall have the right to require Party B to further pay the arrears or compensation.

13.5 When paying any sum hereunder late, Party B shall daily pay 0.2% of the overdue sum to Party A as liquidated damages. If the sum is overdue for more than 30 days, Party A shall have the right to rescind the Contract, unless otherwise agreed hereunder.

13.6 When the Contract is rescinded or terminated, Party B shall promptly return all articles provided by Party A for the performance of the Contract and clear the logos as agreed hereunder. If they are not returned or cleared within the time limit, Party B shall daily pay Party A TWO HUNDRED CHINESE YUAN as liquidated damages. If Party B fails to perform or fully perform other obligations after the termination of the Contract, Party A shall have the right to require B to perform its obligations and compensate for all losses.

13.7 If Party B’s fault causes infringement or other economic losses to a third party, Party B shall solely be liable for compensation.

13.8 If Party B violates any provision hereunder on the protection of trade secrets and the prohibition of commercial bribery, or if Party B commits any act that seriously damages Party A’s goodwill, Party A shall have the right to rescind the Contract and require Party B to pay TWO HUNDRED THOUSAND CHINESE YUAN ONLY (IN WORDS) as liquidated damages. If the liquidated damages are insufficient to make up for the losses suffered by Party A, Party A shall have the right to seek further compensations.

13.9 If Party A and Party B rescind the Contract before its expiry without the consent of the other party (except that the Contract stipulates that one party has the right of unilateral rescission), they shall compensate the other party TWO HUNDRED THOUSAND CHINESE YUAN ONLY (IN WORDS) as liquidated damages. If the liquidated damages are insufficient to compensate for the losses, the indemnified party shall have the right to seek further compensation from the breaching party in respect of the part not indemnified.

13.10 Party B agrees to fully indemnify Party A or its shareholders, directors, supervisors, employees and agents for all liabilities and expenses incurred by Party A or its shareholders, directors, supervisors, employees and agents due to Party B’s violation of its representations and warranties or failure to perform other obligations hereunder, including but not limited to litigation or arbitration costs such as attorney, investigation, appraisal, evaluation and enforcement fees, other litigation or arbitration costs, except for the responsibilities or losses arising from Party A’s willful acts or negligence.

Chapter XIV Force Majeure

14.1 Either party’s partial failure or inability to perform the obligations hereunder due to force majeure without its own fault will not be regarded as a breach, but necessary remedial measures shall be taken when conditions permit to reduce the losses caused by the force majeure.

14.2 In case of force majeure, the affected party shall notify the other party of the event in writing as soon as possible, and within a reasonable time after the event occurs, submit proofs of its inability or partial inability to perform the Contract and the reasons for postponing its performance.

14.3 Force majeure means the events that the parties cannot foresee and resist, including the following aspects:

(1) Coup, riot, declared or undeclared war, state of war, lockdown, embargo, general mobilization of the government, industry strike;

(2) Events caused by natural factors such as earthquakes, floods, plagues, and public health emergencies (including but not limited to epidemics of infectious diseases);

(3) Other force majeure events agreed by both parties.

14.4 After the disappearance of the force majeure, both parties shall continue to perform the Contract.

Chapter XV Miscellaneous

15.1 Any documents, replies and any other correspondences served by one party to the other party as agreed hereunder must be delivered in writing, by registered (or express) mail, fax or in person, to the address of the other party listed herein or the changed address notified by the other party in writing. Party B agrees that Party A’s delivery to the places of business of Party B’s stores, WeChat and mailboxes agreed hereunder will also be deemed as delivery to Party B. If the correspondences are delivered by registered (or express) mail, they will be deemed to have been delivered to the other party on the 20th day after posting (subject to the postmark sent). If served by facsimile, they shall be deemed to have been delivered from the time the facsimile is sent. If served in person, they shall be deemed to have been delivered when the other party signs for them.

15.2 Scope of the Contract

15.2.1 For all rights and obligations of the parties stipulated hereunder, if any agreement, memorandum or letter of intent previously concluded between the parties conflict with the Contract, the latter shall prevail.

15.2.2 Any change, modification, addition or deletion of the terms hereunder shall be signed by both parties as an integral part of the Contract after negotiation, and have the same legal effect as the Contract.

15.2.3 The invalidity or unsuitability of some terms hereunder will not affect the validity of other terms hereunder.

15.2.4 The rescission or termination of the Contract will not affect the validity of the clauses hereunder regarding the protection of trade secrets, prohibition of commercial bribery, rights and obligations after the termination of the Contract, and dispute resolution methods.

15.3 This Contract shall be governed by both the laws of the Mainland China of the People’s Republic of China and international laws. In the event of any conflicts between them, the former laws shall prevail.

15.4 The disputes concerning the establishment, validity, performance, interpretation and termination of the Contract shall first be resolved by Party A and Party B through friendly negotiation. If the disputes still cannot be resolved through negotiation within 30 days from the date when one party receives the written notice from the other party on the dispute resolution, either party shall have the right to submit the disputes to the court with jurisdiction in the place where Party A has been registered for litigation.

15.5 The annexes and subcontracts hereof are integral parts of the Contract and have the same legal effect as the Contract.

15.6 All terms of the Contract shall be determined by Party A and Party B through equal negotiation. Once Party B puts forward the terms that raises its concerns, Party A shall be obliged to make and have made full explanations, so that Party B completely understand and recognize the relevant rights and obligations.

15.7 The Contract will come into effect after being signed and sealed by both parties. It is made in duplicate, with Party A and Party B holding a copy respectively, and both copies shall have equal legal effect.

15.8 If there is any inconsistency between the Chinese and English versions hereof, the Chinese version shall prevail.

Annexes to the Contract:

Annex 1: ShareWow Product Order Contract

Annex 2: Store Opening Material Purchase Agreement

Annex 3: Product Sales Contract

Annex 4: Product Quotation Details

Both parties have read all the terms of the Contract in detail and have fully understood the true meanings of all clauses hereunder. The Contract has been concluded between the parties upon negotiation, so it reflects the common interests of both parties.

[The remaining of this page is intentionally left blank for signing by both parties]

Party A: Xiamen Suxiang Technology Co., Ltd.

Seal: Xiamen Suxiang Technology Co., Ltd.

Date of Singing:

Party B: Lin Bing’ang

Date of Signing: January 5, 2024

ShareWow Product Order Contract

[Confidential]

Contract Type: Material Purchase Order Contract	Contract No.:

Party A: Xiamen Suxiang Technology Co., Ltd.	Contact person: Kuang Libin	Mobile: 15859251612 Email:

Party B: Lin Bing’ang	Contact person: Li Bing’ang	Tel: +886 986862889 Email:

List of Products Ordered by Party B from Party A:

SN	Product model	Warranty period	Quantity	Unit	Unit price (RMB)	Quantity (Set)	Total amount (RMB)	Remarks
1	Suxiang HD camera module matrix	1 year	1	Set
2	Aluminum structural frame	1 year	1	Pair
3	LED light kit	6 months	1	Group
4	Central control box	1 year	1	Set
5	Control host	1 year	1	Set
6	Industrial router	1 year	1	Set
7	High-density AP	1 year	1	Set
8	Safety barrier mesh/floor mat/top cover	N/A	1	Group
9	Cables and wires	N/A	1	Group
Total purchase amount: 200,000
Total amount payable (Unit: RMB)	200,000		(IN WORDS): TWO HUNDRED THOUSAND CHINESE YUAN ONLY

I. Payment:

Party B shall make full payment for the goods to Party A’s account within 7 working days after confirming by affixing the seal that the Contract has been scanned and sent to Party A. Party A shall arrange the delivery within 60 days after receiving the full payment for the goods.

II. Payment method:

Subject to the main cooperation account

III. Lead time: Party A will arrange delivery within 60 days after receiving the full payment for the goods. The training work shall be determined by Party A and Party B through separate negotiation.

IV. Delivery method: The Supplier shall choose its own transportation method and bear the logistics costs.

V. Invoice type: special value-added tax invoice

VI. Place of delivery: port of Taiwan Contact person: Lin Bing’ang

No.:_____________________________

VII. Product packaging:

Party A shall be responsible for packaging the products according to the product standards applicable under normal circumstances and bear the packaging costs.

VIII. Delivery and acceptance inspection:

1. After Party A delivers the products to the place of delivery, Party B shall stamp or sign for them on Party A’s delivery note as the basis for Party B to confirm receipt; If Party B fails to sign for the delivery note, Party A shall have the right to refuse to deliver the products and keep the products by itself or entrust a third party to keep them. The storage expenses and related losses shall be borne by Party B.

2. After Party A delivers the products to the place of delivery, no matter whether Party B signs for them or not, the risk of damage and loss of the products will be transferred to Party B.

3. Party B shall perform acceptance inspection of the products within 10 days after receiving them. During the acceptance inspection, if Party B raises any written objection and Party A confirms that there is indeed a product quality problem, Party A shall have the goods exchanged or returned. If Party B fails to raise a written objection or reasonable written objection during the acceptance inspection, Party B shall be deemed to have accepted the products. The product warranty period shall be calculated from the date when Party B passes the acceptance inspection.

IX. Notices: During the term of the Contract, all notices, applications, requests, warnings, replies, consents, confirmations, responses, etc. between both parties must be in writing and sent to the handlers and based on the contact information designated by both parties in the areas where the Contract has been signed and stamped. Those sent by fax or e-mail shall be deemed to be served once sent. Any party changing the name, contact address, contact person and/or contact information shall give the other party a 15-day notice in writing. Otherwise, any liability and loss caused by the service failure shall be borne by the changing party.

X. Confidentiality:

Both Party A and Party B shall keep the contents of the Contract and all undisclosed information of the other party obtained or known as a result of the performance of the Contract strictly confidential. Without the written permission of the disclosing party, the receiving party shall not divulge the information to any third party. If the divulgence causes losses to the disclosing party, the receiving party shall be liable for compensation to the other party.

XI. Dispute resolution:

In case of any dispute related to the Contract, Party A and Party B shall settle the dispute through friendly negotiation. If the negotiation fails, either party may submit the dispute to the people’s court with jurisdiction where Party A is located for litigation.

XII. Miscellaneous:

1. The Contract shall come into effect from the date on which it is signed and sealed by Party A and Party B, and be terminated on the date when the rights and obligations hereunder have been fulfilled.

2. The Contract is made in duplicate, with Party A and Party B holding one copy respectively as evidence, and both copies shall have the same legal effect.

3. For matters not covered hereunder, Party A and Party B may negotiate with each other and enter into a supplementary agreement separately.

Party A: Xiamen Suxiang Technology Co., Ltd.

(Official Seal or Contract Seal)

Seal: Xiamen Suxiang Technology Co., Ltd.

Address: Room 309, Building B, Huijin Huli Building, Anling Road, Huli District, Xiamen

Bank: Industrial and Commercial Bank of China Limited

Xiamen Software Bank Sub-branch

A/C Number: 4100200109200152253

Mobile: 15859251612

Date:

Party B: YI SHU Limited Company

Party B: Lin Bing’ang

(Official Seal or Contract Seal or Fingerprint)

Address: 121-5 Wenhwa Rd, Xitun District, Taichung

ID No.: 11702664

Tel: +886 986862889

Date: January 5, 2024

Annex 2

[Confidential]

Store Opening Material Purchase Agreement

Contract Type: Material Purchase Contract	Contract No.:

Party A: Xiamen Suxiang Technology Co., Ltd.	Contact person: Kuang Libin	Mobile: 15859251612 Email:

Party B: Lin Bing’ang	Contact person: Li Bing’ang	Tel: +886 986862889 Email:

SN	Product	Specification	Unit	Unit price (RMB)	Quantity	Subtotal (RMB)	Total (RMB)	Remarks
1	Figurine sample	9CM	pcs				24,000	The specific quantity shall be allocated based on value and store display.
2	Figurine sample	12CM	pcs
3	Figurine sample	15CM	pcs
4	Figurine sample	18CM	pcs
5	Round glass figurine cover	9CM	pcs	14
6	Round glass figurine cover	12CM	pcs	15
7	Round glass figurine cover	18CM	pcs	21
8	Red photo frame	12CM	pcs	38
9	Red photo frame	9CM	pcs	35
10	Red photo frame	15CM	pcs	45
11	Red photo frame	18CM	pcs	45
12	White photo frame	12CM	pcs	38
13	White photo frame	15CM	pcs	45
14	White photo frame	18CM	pcs	45
15	White photo frame	9CM	pcs	35
16	Natural wood photo frame	12CM	pcs	38
17	Natural wood photo frame	15CM	pcs	45
18	Natural wood photo frame	18CM	pcs	45
19	Natural wood photo frame	9CM	pcs	35
20	Small tote bag	11x11x27CM	pcs	1.5
21	Big tote bag	17x17x28CM	pcs	2.5
22	Product description tab	Custom	pcs	0.5
23	Uniform	Custom	pcs	50
24	Furniture gift box	20*30*20cm	pcs	199
Total amount of supporting materials (Unit: RMB)	24,000.00	(IN WORDS): TWENTY FOUR THOUSAND CHINESE YUAN ONLY

According to the “ShareWow 3D Lifelike Figurine Franchising Contract numbered _______________ concluded between Party A and Party B at ____________, an agreement is hereby reached as follows regarding the supporting materials provided by Party A for the opening of Party B’s stores:

I. Contract fees: The amount involved herein is RMB 24,000.00. Party A undertakes to donate the batches of materials listed herein to Party B, and the purchase amount that Party B must pay to Party A is RMB 12,000.00.

II. Purchase unit price: In addition to the donated quantity agreed hereunder, the purchase price of related materials involved in Party B’s store operations (including preparations before opening and operations after opening) shall be agreed separately with Party A.

III. Lead time: Within 14 days before the opening of Party B’s stores, Party A will arrange the delivery.

4. Delivery time: Party A shall choose its own transportation mode and bear the logistics costs.

5. Place of delivery: 121-5 Wenhwa Rd, Xitun District, Taichung Contact person: Lin Bing’ang Mobile: 0986-862-889

VI. Product packaging:

Party A shall be responsible for packaging the products according to the product standards applicable under normal circumstances and bear the packaging costs.

VII. Delivery and acceptance inspection:

1. After Party A delivers the products to the place of delivery, Party B shall stamp or sign for them on Party A’s delivery note as the basis for Party B to confirm receipt; If Party B fails to sign for the delivery note, Party A shall have the right to refuse to deliver the products and keep the products by itself or entrust a third party to keep them. The storage expenses and related losses shall be borne by Party B.

2. After Party A delivers the products to the place of delivery, no matter whether Party B signs for them or not, the risk of damage and loss of the products will be transferred to Party B.

3. Party B shall perform acceptance inspection of the products within 10 days after receiving them. During the acceptance inspection, if Party B raises any written objection and Party A confirms that there is indeed a product quality problem, Party A shall have the goods exchanged or returned. If Party B fails to raise a written objection or reasonable written objection during the acceptance inspection, Party B shall be deemed to have accepted the products. The product warranty period shall be calculated from the date when Party B passes the acceptance inspection.

IX. Notices: During the term of the Contract, all notices, applications, requests, warnings, replies, consents, confirmations, responses, etc. between both parties must be in writing and sent to the handlers and based on the contact information designated by both parties in the areas where the Contract has been signed and stamped. Those sent by fax or e-mail shall be deemed to be served once sent. Any party changing the name, contact address, contact person and/or contact information shall give the other party a 15-day notice in writing. Otherwise, any liability and loss caused by the service failure shall be borne by the changing party.

X. Confidentiality:

Both Party A and Party B shall keep the contents of the Contract and all undisclosed information of the other party obtained or known as a result of the performance of the Contract strictly confidential. Without the written permission of the disclosing party, the receiving party shall not divulge the information to any third party. If the divulgence causes losses to the disclosing party, the receiving party shall be liable for compensation to the other party.

XI. Dispute resolution:

In case of any dispute related to the Contract, Party A and Party B shall settle the dispute through friendly negotiation. If the negotiation fails, either party may submit the dispute to the people’s court with jurisdiction where Party A is located for litigation.

XII. Miscellaneous:

1. The Contract shall come into effect from the date on which it is signed and sealed by Party A and Party B, and be terminated on the date when the rights and obligations hereunder have been fulfilled.

2. The Contract is made in duplicate, with Party A and Party B holding one copy respectively as evidence, and both copies shall have the same legal effect.

3. For matters not covered hereunder, Party A and Party B may negotiate with each other and enter into a supplementary agreement separately.

Party A: Xiamen Suxiang Technology Co., Ltd.

(Official Seal or Contract Seal)

Seal: Xiamen Suxiang Technology Co., Ltd.

Address: Room 309, Building B, Huijin Huli Building, Anling Road, Huli District, Xiamen

Bank: Industrial and Commercial Bank of China Limited
Xiamen Software Bank Sub-branch

A/C Number: 4100200109200152253

Mobile: 15859251612

Date:

Party B: Lin Bing’ang (Official Seal or Contract Seal or Fingerprint) ID No.: 11702664 Tel: +886 986862889 Date: January 5, 2024

No.:

Annex 3 Product Sales Agreement

Party A:

Party A (Supplier): Xiamen Suxiang Technology Co., Ltd

Unified Social Credit Code: 91350200MA2XRE4H00

Legal Representative: Kuang Libin

Document Service Address: Room 309-1, No. 966 Anling Road, Huli District, Xiamen

Mobile: 15859251612

Party B: YI SHU Limited Company

Party B (Buyer): Lin Bing’ang

ID Number: 11702664

Email Address: ken0910493640@gmail.com

Tel: +886 986862889

On the basis of voluntariness, equality, reciprocity and good faith, Party A and Party B have agreed on the following contract terms regarding the purchase of custom products and other related matters through friendly negotiation and in accordance with the Civil Code of the People’s Republic of China, relevant laws and regulations.

Article 1 Representations of Both Parties

1. Party A and Party B respectively undertake that both of them are qualified for legal operations, have the authority and qualifications to legally sign and perform the Agreement required by the laws and regulations of the People’s Republic of China, and have completed all their necessary internal and external procedures for legally signing the Agreement. The signing and performance of the Agreement will not violate any contract between any party and a third party, or infringe upon the legitimate interests of a third party.

2. Party A and Party B respectively warrant that the aforementioned representations and commitments will remain valid during the term of the Agreement, and that all materials and documents provided by both parties to perform the Agreement are true, valid and complete. In case of any adverse changes, either party shall immediately notify the other party and take measures to avoid or reduce possible losses.

Article 2 Cooperation Matters

1. Party B will purchase figurine products from Party A. See the annex for the product quotation details. If Party A needs to adjust the price of the commodities concerned in the cooperation hereunder due to costs or market demand, Party A shall notify Party B in advance, and the adjusted prices shall prevail when the price adjustment notice arrives at Party B.

2. Period of cooperation between the parties: from November 22, 2023 to November 21, 2026. After the expiry of the Agreement, both parties may separately negotiate about the renewal.

3. Contact persons of the parties for order information:

Party A’s contact person: ______________. Tel of Party A’s contact person: _____________.

Address of Party A’s contact person: ____________________________________________;

Name of Party B’s contact person: Lin Bing’ang, Tel of Party B’s contact person: 0986-862-889. Address of Party B’s contact person: 121-5 Wenhwa Rd, Xitun District, Taichung.

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Article 2 Product Production, Ordering and Delivery

1. The custom products shall be produced by Party A or a third party entrusted by Party A. The production of the custom products is subject to the official orders submitted by Party B to Party A and the corresponding payments. Party A will not bear the related responsibilities or risks resulting from Party B’s mistakes or omissions in order placement. Without the consent of Party A, Party B shall not entrust by itself or additionally entrust other parties to produce the custom products and those custom products bearing the logo of “sharewow”.

2. The products readily available shall be delivered as agreed in the orders after Party B’s direct order placement in the system of Party A. The specific delivery time of the custom projects shall be as agreed between Party A and Party B. If Party As or a third-party manufacturer cannot supply the goods on time due to force majeure events (which are unforeseeable, unavoidable and insurmountable), Party As shall promptly inform Party B and take reasonable measures to reduce or avoid the losses caused to all parties as far as possible.

3. The delivery address of the products shall be subject to the order determined by both parties, and the freight shall be borne as specified below in Subparagraph 3:

(1) Mainland China: The logistics and transportation costs for delivery to Party B’s stores shall be borne by Party A. The logistics and transportation costs for delivery to Party B’s customers shall be borne by Party B, and deducted from Party B’s reserve fund for production costs. Others: _________________________________________________________________________________________________

(2) HK, Macao and Taiwan: The logistics and transportation costs for delivery to __________ shall be borne by ________. The logistics and transportation costs for delivery to __________shall be borne by ________.Others:_______________________________________________________________________.

(3) Other international regions: The logistics and transportation costs for delivery to Mainland China shall be borne by Party A. The logistics and transportation costs for delivery to Taiwan, China shall be borne by Party B. Others: _________________________________________________________________

______________________________________________________________________________________

(4) Others: _________________________________________________________________________

______________________________________________________________________________________

Party B shall notify Party A in writing 2 working days before the change of delivery time. Besides, Party A has the right to adjust the delivery time of this order and charge additional warehousing and other fees. If Party B fails to notify Party A in time, all losses caused by Party B shall solely be borne by Party B. If Party A incurs additional expenses due to the wrong place designated by Party B, Party B shall bear the losses of Party A, including but not limited to transportation expenses, employee attendance expenses and goods management expenses.

4. The risk of damage or loss of goods shall be transferred to Party B from the time when Party A’s goods are delivered to the first carrier.

Article 3 Acceptance Inspection of Products

1. After receiving the goods, Party B or the consignee designated by Party B shall perform acceptance inspection on the quantity, type, appearance, specifications, quality or any other quality aspects of the delivered products in this batch on the day of receipt, and issue a written report on the acceptance results. Any discrepancy found shall be reported to Party A on the day of receipt, and the signed receipt shall be used as the basis for claiming compensation from the logistics company. If Party B fails to give feedback or issue an acceptance report within the time limit, it will be deemed that Party B has accepted the products, and Party A will not be responsible for any overage, shortage, defect or damage.

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2. If Party B finds problems with the goods after receiving them, it must promptly notify Party A, and both parties will solve the problems through negotiation. If the problems are indeed quality problems, Party A shall have Party B’s products exchanged (except for the products with defectives intentionally caused by Party B or a third party).

3. If Party B refuses to accept and pick up the goods within the agreed time limit for no reason, it will be deemed that Party B has completed the acceptance inspection and Party A has completed the delivery, and the losses caused thereby shall be borne by Party B. Party A has the right to charge Party B the storage fees, and Party B will not be exempted from the obligation to pay for the goods.

Article 4 Settlement of the Payment for Goods

1. Both parties agree that the payment shall be settled by preliminary recharge. That is, Party B needs to recharge the account in advance. After both parties confirm the order, Party A will directly deduct the product payment from Party B’s recharge. When Party B’s account balance is insufficient or negative, Party A will suspend production, delivery and other services until the account balance is sufficient. Before Party B makes the payment in full, Party A has the right to postpone the arrangement of production or refuse to deliver the goods according to Party B’s payment time. The losses caused thereby shall solely be borne by Party B.

2. When Party B pays by bank transfer, the payment for goods shall be made to the beneficiary account designated by Party A:

Account name: Xiamen Suxiang Technology Co., Ltd.

3. Under any circumstances, Party A strictly prohibits its employees from collecting cash or using personal accounts to collect funds payable to Party A. If Party B delivers or pays to Party A’s employees without authorization, Party B shall still be obliged to pay the corresponding amount to Party A, and the losses caused thereby to Party B shall solely be borne by Party B.

Article 5 Product Packaging

During the transportation, Party A shall carry out outer packaging according to the product characteristics, and adopt appropriate packaging measures that are in line with standards and the purposes of the Contract and ensure product safety. If there is any special agreement on product quality and packaging quality standard in the order, which is approved by all parties, the order shall prevail.

Article 6 After-sales Services

1. During the term of the Agreement, if there is any product quality problem, and Party B has proofs issued by a national professional organization that the problems are attributable to Party A, Party A shall be responsible for having the goods returned or exchanged within 5 working days after receiving Party B’s written request.

2. Party B knows that the products are custom, and Party A will not accept any return/exchange request for non-quality problems. Party B’s orders will be placed with Party A as needed.

3. Party B shall consciously safeguard the brand image and reputation of Party A and its products, assist in handling complaints and related service requests from end users of the products under the guidance of Party A, and cooperate with related authorities’ supervision and inspection.

4. If the custom products are designed by Party B (including product design outsourcing), Party B shall be liable for the disputes and compensation arising from market activities (including but not limited to Weibo, Xiaohongshu, WeChat and other platforms), and compensate Party A for all actual losses suffered thereby, including but not limited to indemnification, compensation, attorney fees, legal fees, and travel expenses.

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Article 7 Intellectual Property and Confidentiality

1. Unless expressly set out hereunder, this Agreement shall not grant Party B any intellectual property owned or used by Party A or any of its affiliates (“Party A’s IP”) or goodwill related to them. Party B acknowledges and agrees that Party A is still the sole owner of Party A’s intellectual products and that Party B has not obtained any rights in Party A’s intellectual property according to the Agreement except for the right to use Party A’s IP expressly set forth hereunder.

2. Party B warrants and ensures that its branches will not sell counterfeit products of Party A and those infringing upon Party A’s IP (hereinafter referred to as “Party A’s counterfeit products”), or use any similar trademarks and trade names that are similar to or may be confused with or cause deception or misunderstanding with Party A’s IP, and any packaging and decoration that is similar to or might be confused or cause deception or misunderstanding with Party A’s products.

3. Party B and Party A shall abide by the principle of confidentiality and keep the contents of the Agreement confidential. Even after the termination of the Agreement, they shall not disclose any trade secrets of the other party obtained for the performance of the Agreement to any third party, including but not limited to transaction conditions, costs, expenses, methods, procedures, technologies and plans, but such information may be disclosed to internal and external personnel who must know the situation for performing the Agreement, and shall ensure that such personnel are also bound by this clause.

4. This article shall survive the termination or expiry of the Agreement.

Article 8 Liability for Breach

1. Unless otherwise agreed hereunder, any failure or incomplete performance or delay in performance of any obligations undertaken by either party shall constitute a breach, and the breaching party shall bear liability for breach and compensate the other party for all economic losses suffered therefrom in accordance with the provisions of the Agreement.

2. Party B shall make the payment for goods to Party A in full and on time. For overdue payment, Party B shall daily pay 0.5% of the amount payable to Party A as liquidated damages. If the liquidated damages are insufficient for recovering Party A’s losses, Party B must indemnify Party A for all the losses, and Party A shall have the right not to arrange production or refuse to deliver the products, and take actions as agreed below:

(1) If the products have not yet been produced, Party A shall have the right to cancel this order, and the losses on packaging and raw materials prepared by Party A, storage costs, labor, shutdown and work stoppage shall be borne by Party B;

(2) If the products have been produced, Party A shall have the right to dispose of the batch of products at its sole discretion (resale, scrapping, etc.). The product storage and custody fees, losses from the product resale price lower than the unit price agreed between both parties, product scrapping loss and scrapping fees shall be borne by Party B, and Party B’s obligation to make the payment for goods shall not be exempted or alleviated.

3. Except that the goods do not conform to the Contract, Party B shall not reject the goods after Party A delivers them to the place designated by Party B as scheduled hereunder. Otherwise, such rejection shall constitute a fundamental breach by Party B, which shall bear the liability for breach equal to 20% of the total order price, and all losses of Party A (including but not limited to transportation costs, storage costs, expenses incurred by Party A in processing products). Party B’s obligation to make the payment for goods will not be exempted or alleviated.

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4. If Party B’s violation of the Agreement imposes adverse social impacts or causes economic losses to Party A, Party A shall have the right to require Party B to eliminate the impacts and compensate for the losses. If significant impacts or economic losses are caused, Party B shall bear all the losses caused to Party A, which shall have the right to unilaterally terminate the Contract.

5. Party A shall promptly deliver the agreed goods to the place designated by Party B. If the delivery is postponed for more than 5 days because of Party A, Party A shall indemnify for Party B’s losses.

6. Neither party shall bear any responsibility for late delivery resulting from the force majeure (earthquake, war, flood, power outage, epidemic, etc.)

7. If either party breaches the Contract, the breaching party shall not only fulfill other obligations specified herein, but also be obliged to compensate the non-breaching party for the expenses paid for safeguarding its rights, including but not limited to all reasonable expenses such as attorney fees, litigation costs, appraisal and transportation fees.

Article 9 Miscellaneous

1. Ways for resolving contract disputes: Both parties shall settle the disputes through friendly negotiation. If the negotiation fails, either party shall have the right to file a lawsuit with the people’s court with jurisdiction in the place where Party A is located.

2. The Contract will come into effect once signed or stamped by both parties. The Contract is made in duplicate, with each party holding one copy respectively.

3. The annexes and orders hereof shall be integral parts of the Contract and have the same legal effect as the Agreement. Matters not covered herein shall be subject to the relevant laws and regulations. If they are not specified under the laws and regulations, Party A and Party B may reach a written supplementary agreement.

4. All parties unanimously confirm that the mailing address and contact information on the first page of the Agreement are for receiving commercial documents and letters from the other party or litigation and arbitration documents from judicial organs (courts, arbitration institutions) when performing the Contract and resolving contract disputes. Any party changing its contact information must notify the other party in writing in advance. Otherwise, the service to the original authorized representative or based on the original contact information shall be deemed valid. The communication method and address agreed shall apply until full performance of the Contract or the disputes have gone through the first and second instances to the case closing. Judicial organs or arbitration institutions have the right to serve relevant legal documents as agreed hereunder.

Party B: YI SHU Limited Company Party B: Lin Bing’ang Authorized Representative (Signature): Lin Bing’ang Date: January 5, 2024	Party A (Seal) Seal: Xiamen Suxiang Technology Co., Ltd. Authorized Representative (Signature): Date:

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Annex 4:

Product Quotation Details

	Fee items	Amount	Unit	Remarks
Modeling fees		20	Unit/order	Charge as per orders
Model repair fees	Standing posture	50	Unit/person	Charge as per order quantity of figurines
	Bending, squatting, sitting in a chair	50	Unit/person	Charge as per order quantity of figurines
	Squatting and sitting on the ground	50	Unit/person	Charge as per order quantity of figurines
	Carrying props	30	Unit/pcs	Charge as per quantity of props carried
	Bringing pets	30	Unit/pcs	Charge as per quantity of pets brought
Printing fees		6	RMB/g

If Party A needs to adjust the prices of the commodities concerned in the cooperation hereunder due to cost or market demand, Party A shall notify Party B in advance, and the adjusted prices shall prevail when the price adjustment notice arrives at Party B.

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